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                                 Exhibit 10.2.2

                 Third Amendment and Loan Modification Agreement
                  between Harrington Financial Group, Inc. and
                   Mark Twain Kansas City Bank, dated January
                    13, 1997 (modifies versions set forth in
                            Exhibits 10.2 and 10.2.1)
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                 THIRD AMENDMENT AND LOAN MODIFICATION AGREEMENT


         This Agreement ("Third Amendment") is entered into on January 13, 1997, by and among MARK TWAIN KANSAS CITY BANK, a Missouri banking association and successor-in-interest to Mark Twain Kansas Bank ("Lender") and HARRINGTON FINANCIAL GROUP, INC., formerly known as Financial Research Corporation, an Indiana corporation ("Borrower").


                                    RECITALS

         A. Borrower is presently indebted to Lender as evidenced by that certain Second Amended and Restated Promissory Note, dated July 26, 1996, in the original maximum principal amount of $12,263,102.21, executed by Borrower in favor of Lender (the "Second Amended Note").

         B. The Second Amended Note was issued pursuant to that certain Second Amendment and Loan Modification Agreement, dated July 26, 1996 (the "Second Amendment"), among Borrower and Lender, which amended that certain First Amendment and Loan Modification Agreement dated July 21, 1995 among Borrower, Lender, Smith Breeden Associates, Inc., a Kansas corporation, and Douglas T. Breeden (the "Amended Loan Agreement") and that certain Loan Agreement dated April 14, 1994, between Borrower and Lender (collectively, the "Loan Agreement"). The Second Amended Note, the Second Amendment, the Amended Loan Agreement and the Loan Agreement are sometimes collectively referred to herein as the "Loan Documents."

         C. The Loan Documents are secured by (i) a General Pledge Agreement from Borrower, pledging 100% of the outstanding stock of Harrington Bank, FSB ("Harrington") to Lender ("Pledge Agreement"); (ii) a Security Agreement from Borrower in favor of Lender providing a blanket security interest in all of Borrower's assets ("Security Agreement"); (iii) an Assignment of Life Insurance Policy, dated July 21, 1995, on the life of Douglas T. Breeden in the amount of $1,000,000 from Borrower ("Breeden Life Insurance Assignment"); and (iv) an Assignment of Life Insurance Policy, dated June 13, 1994, on the life of Craig Cerny in the amount of $250,000 from Borrower ("Cerny Life Insurance
Assignment"). The Pledge Agreement, the Security Agreement, the Breeden Life Insurance Assignment and the Cerny Life Insurance Assignment are collectively referred to as the "Security Documents."

         D. The outstanding principal balance of the Second Amended Note as of the date hereof is $11,007,176.40.

         NOW, THEREFORE, the parties hereby agree as follows:

                  1. Conditions Precedent. The modifications described in this Third Amendment and the obligations of Lender set forth in this Third Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

                           a. Documents to be Delivered. Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, fully executed, and otherwise satisfactory to Lender:

                                    i. this Third Amendment;

                                    ii.   the   Third   Amended   and   Restated
                           Promissory Notes in the form attached hereto as Exhibit "A" and Exhibit "B" (collectively the "Third Amended Note and individually the "Term Note" and the "Capital Note," respectively");

                                    iii. a copy of  resolutions  of the Board of
                           Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Third Amendment and the Third Amended Note, certified by the Secretary of Borrower;

                                    iv. an incumbency  certificate,  executed by
                           the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing this Amendment and the Third Amended Note;

                                    v. certificates of corporate good standing of Borrower issued by the Secretaries of State for the States of Indiana and Kansas;

                                    vi.  an  opinion  of  Borrower's   corporate
                           counsel, in a form satisfactory to Lender, stating the opinions set forth on Exhibit "C" hereto;

                           b. Transactional  Fees. Borrower hereby agrees to pay
                  upon demand any and all reasonable costs and expenses, including, but not limited to, attorneys fees and disbursements, incurred by Lender in connection with the negotiation and preparation of this Third Amendment and all other documents and instruments executed pursuant hereto;

    If all of the above-described conditions precedent are not satisfied by January 15, 1997, this Third Amendment shall be null and void, and the Loan Documents and Security Documents shall remain in full force and effect as if this Third Amendment shall have never been executed by the parties.

         2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

                  a. Definitions. Section 1 of the Loan Agreement is hereby amended to include the following:

                  "Advance" means each of the advances from Lender to Borrower under the Capital Note, on terms and subject to the conditions of this Agreement, from time to time, prior to the Maturity Date, at such times and in such amounts as Borrower shall request up to but not exceeding the maximum principal amount of the Loan Commitment.

                  "Loan Commitment" means the maximum principal amount that may be outstanding under the Capital Note, equal in the amount of Five Million Dollars ($5,000,000).

                  b. Maximum Facility. Section 2.01 of the Loan Agreement is hereby amended and restated in its entirety as follow:

         2.01 Maximum Facility. The total principal amount to be advanced by Lender to Borrower under this Agreement shall be Fifteen Million Dollars ($15,000,000) (the "Loan Facility"). The Loan Facility shall be divided into two loans, and evidenced by two Promissory Notes, as follows:

                  a. Term Loan. A $10,000,000 nonrevolving loan which has been fully funded prior to the date of this Third Amendment (the "Term Loan") and evidenced by that certain Promissory Note of even date herewith in the original principal amount of $10,000,000 (the "Term Note").

                  b. Capital Loan. A $5,000,000 revolving line of credit (the "Capital Loan") evidenced by that certain Promissory Note of even date herewith in the original principal amount of $5,000,000 (the "Capital Note"). Lender, in its sole discretion, may terminate Borrower's ability to draw on the Capital Loan upon the occurrence of any Event of Default. All Advances under the Capital Loan must be contributed to the capital of Harrington or used to pay debt-service to Lender only (but shall not be used to pay debt-service to any other creditor). Lender agrees, on the terms and subject to the conditions of this Agreement, to make Advances. At anytime the Borrower borrows the maximum principal amount of the Loan Commitment and pays to Lender on one or more occasions any part of the principal amount, including interest thereon, prior to the Maturity Date, then Borrower, subject to the terms and conditions of this Agreement may reborrow an amount equal to the difference between (i) the Loan Commitment and (ii) Borrower's outstanding principal balance under the Capital Note after such payment or payments. In no event, however, shall Borrower's outstanding principal balance after any Advance exceed the Loan Commitment. Borrower shall notify Lender in writing by 11:00 a.m. (Central Standard
         Time) three (3) business days prior to the date Borrower desires to obtain an Advance, specifying the aggregate principal amount to be advanced. Lender shall disburse such Advance to an account established in Borrower's name or otherwise disburse any such Advance to or for the benefit or account of Borrower. All Advances shall be charged to the loan account in Borrower's name on Lender's books.

                  c. Purpose. Section 2.02 (b) of the Loan Agreement is hereby deleted in its entirety.

                  d. Conditions of Advances Under Capital Loan. Section 2.03 of the Loan Agreement is hereby deleted in its entirety.

                  e. Note. Section 2.04 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           2.04 Note.  The Loan shall be evidenced by and repaid
                  in accordance with two (2) promissory notes in the form attached hereto as Exhibit "A", and incorporated herein by this reference (as the same may from time to time be amended or modified (the "Note").

                  f. Interest Rate. Section 2.05 of the Loan Agreement is hereby amended and restated in its entirety as follows:

         2.05 Interest Rate. The Loan outstanding shall bear interest as of the date hereof at a rate equal to the Base Rate, adjusted daily.

                  g. Principal and Interest Payments. Section 2.06 (a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           (a) Beginning  March 1, 1997, and on the first day of
                  each quarter thereafter (June 1, September 1, December 1 and March 1) Borrower shall make quarterly interest payments to Lender at the place designated in Section 2.09 hereof.

                  h. 2.07 Maturity Date. The maturity date of the Loan shall be June 30, 2000 (the "Maturity Date"). The rights of Lender and the Obligations of Borrower shall nonetheless survive the Maturity Date of the Loans and continue until all amounts due under the Note and all Obligations of Borrower to Lender have been paid and discharged in full.

                  i. Limitation on Margin Borrowings. Section 6.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           6.01 Additional Debt. Issue any additional debt instrument, borrow any monies or incur any Indebtedness outside the ordinary course of business other than margin borrowings of 50% or less, not to exceed $1,000,000, to purchase investment securities.

                  j.  Restriction  on  Dividends.   Section  6.03  of  the  Loan
         Agreement is hereby amended and restated in its entirety as follows:

                           6.03 Restriction on Dividends.  (i) Pay any dividends
                  or any distributions on stock in excess of 35% of Borrower's average consolidated earnings for the prior four fiscal quarterly periods previous to the date on which the dividend payment is to be made or (ii) without the prior written consent of Lender, redeem any of Borrower's issued and outstanding stock.

                  k. Restriction on Business Activities. Section 6.05 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           6.05 Change in Business Activity.  Borrower shall not
                  and shall not permit Harrington to change (i) the business activities which it is presently conducting or (ii) its loan portfolio mix to include commercial real estate or commercial and industrial loans which in the aggregate exceed 10% of Harrington's assets without Lender's prior written consent. Borrower shall give Lender 30 days prior written notice of such change, which shall include a detailed analysis of the effect of any new activity or portfolio mix change on Borrower and Harrington. If Borrower desires to establish a service corporation to engage in a new business activity, such notice shall also include the resumes of the proposed management in addition to the above-stated analysis.

                  l.   Restriction  on  Management   Agreements  and  Employment
         Contracts. Section 6.11 of the Loan Agreement is hereby deleted in its entirety.

                  m. 7.02 Shares of Borrower. Section 7.02 of the Loan Agreement is hereby amended to delete in its entirety the second sentence of said section.

                  n. Events of Default. Section 8.01 of the Loan Agreement is hereby amended as follows:

                           i. Subsections (g), (j), (k) and (l) are hereby deleted in their entirety;

                           ii. Subsection (m) is hereby amended and restated as follows:

                                    (m) Harrington  incurs a loss,  other than a
                           loss due solely to a change in accounting principles promulgated under the Federal Accounting Standards Board in two quarterly fiscal periods during any twelve-month rolling period which causes the ratio of the total outstanding Loans to Harrington's net worth to exceed .40; provided, however, that Borrower shall have a 30-day grace period to cure any default under this Section 8.01(m).

                           iii. Subsection (w) is hereby amended and restated as
                  follows:

                                    (w) The occurrence of any material change in
                           Borrower or Harrington which Lender in good faith determines will have a material adverse effect on the business prospects of Borrower or Harrington or Borrower's ability to perform its obligations under any of the Loan Documents.

                  o. Notices. Section 9.05 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           9.05 Notices. Any notice,  request,  demand, consent,
                  confirmation or other communication hereunder shall be in writing and delivered in person or sent by telegram, telex, or by nationally recognized overnight delivery (including Fed X), or registered or certified mail, return receipt requested and postage prepaid.



                      If to Borrower at:    Harrington Financial Group, Inc.
                                            7300 College Blvd., Suite 430
                                            Overland Park, KS  66210
                                            Attn:  Craig J. Cerny

                      With a copy to:       Elias, Matz, Tiernan &
                                              Herrick, L.L.P.
                                            734 15th St., N.W., 12th Floor
                                            Washington, DC  20005
                                            Attn:  Norman Antin, Esq.

                      If to Lender at:      Mark Twain Kansas City Bank
                                            6333 Long
                                            Shawnee, Kansas 66216
                                            Attn:  Mark Jorgenson

                      With a copy to:       Polsinelli, White, Vardeman
                                              & Shalton
                                            7500 College Blvd., Suite 750
                                            Overland Park, Kansas 66210
                                            Attn:  Frank P. Brady, Esq.

                           or  at  such  other   address  as  either  party  may
                  designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered or sent in person or sent by telegram or telex, or nationally recognized overnight delivery, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

         3. No Default. Borrower hereby represents and warrants that it is not in default under any of the terms or provisions of the Loan Documents or Security Documents, and no "Event of Default" (as such term is defined in any of the Loan Documents), nor any condition, event, act or omission which would constitute, with notice, or the passage of time, or both, an "Event of Default," exits as of the date of this Third Amendment.

         4. Due Authorization, Valid and Binding on Borrower. Borrower represents and warrants to Lender that the execution and delivery by Borrower of this Third Amendment and the Third Amended Note has been duly and properly made and authorized, and the Loan Documents and Security Documents, as modified by this Third Amendment, and the Third Amended Note constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

         5. Ratification of Loan Documents. Except as specifically modified hereby, the Loan Documents, the Security Documents and all of the terms, conditions, and covenants contained therein shall remain in full force and effect, and Borrower hereby fully ratify and confirm such Loan Documents and Security Documents. Without limiting the generality of the forgoing, Borrower
(i) hereby confirm that the Security Documents continue to secure the Third Amended Note, the Loan Agreement (as modified by this Third Amendment) and the other Security Documents, and (ii) hereby ratifies and reaffirms, as if made on the date of this Third Amendment, each of the representations and warranties contained in the Loan Documents and the Security Documents.

         6. Release of Lender. Borrower for itself and for its heirs, executors, successors and assigns, hereby releases, acquit and forever discharges Lender and all of Lender's stockholders, directors, officers, employees, agents and representatives (collectively, the "Released Parties") from any and all actions, causes of action, claims, counterclaims, debts, demands, liabilities, obligations, and setoffs of any kind and character, whether known or unknown, which arise out of acts or omissions of the Released Parties prior to or on the date hereof, and relating in any manner whatsoever to Borrow-er's dealings and communications with Lender, the Loan Documents, the Security Documents and/or the negotiation and execution of this Third Amendment.

         7. Governing Law. This Third Amendment shall be construed and enforced in accordance with the laws of the State of Kansas.

         8. Defined Terms. Except as otherwise specifically defined herein, all capitalized terms shall have the same meaning given to such term in the Loan Agreement.

         9. Entire Agreement. THE PARTIES AGREE THAT THIS ENTIRE AGREEMENT IS NONSTANDARD AND CONTAINS SUFFICIENT SPACE FOR THE PLACEMENT OF NONSTANDARD TERMS. THIS AGREEMENT (AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO) CONTAIN ALL OF THE AGREEMENTS AND IS INTENDED TO BE THE FINAL EXPRESSION OF THE CREDIT AGREEMENT OF BORROWER AND LENDER, AND SUPERSEDES ANY AND ALL PRIOR DISCUSSIONS AND/OR AGREEMENTS RELATIVE THERETO. THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER. BORROWER AND LENDER HEREBY INITIAL THIS PROVISION AS AN AFFIRMATION THAT NO UNWRITTEN, ORAL CREDIT AGREEMENTS BETWEEN THE PARTIES EXIST.

    Borrower's Initials /s/CJC

    Lender's Initials /s/MJ
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         IN WITNESS  WHEREOF,  the parties have executed this Third Amendment on the day and year first above written.

         HARRINGTON FINANCIAL GROUP, INC., an Indiana corporation (formerly known as Financial Research Corporation)

                                                        By: /s/Craig J. Cerny
                                                            -----------------
                                                            Craig J. Cerny
                                                     Title: President



         MARK TWAIN KANSAS CITY BANK, a Missouri banking association and successor in interest to Mark Twain Kansas Bank

                                                        By: /s/Mark Jorgenson
                                                            -----------------
                                                            Mark Jorgenson
                                                     Title: EVP